AMENDMENT
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF

         LIBERTY-STEIN ROE INSTITUTIONAL FLOATING RATE INCOME FUND


         WHEREAS, Section 1 of Article I of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated October 7, 1999, of Liberty-Stein Roe Institutional Floating Rate Income Fund (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty-Stein Roe Institutional Floating Rate Income Fund, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Institutional Floating Rate Income Fund " and have authorized the following amendment to said Declaration of Trust:


         Section 1 of Article I is hereby amended to read in its entirety as follows:


         Section 1. This Trust shall be known as "Columbia Institutional Floating Rate Income Fund " and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

  The foregoing Amendment shall become effective as of October 13, 2003.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts,for themselves and their assigns, as of this October 13, 2003.



Douglas A. Hacker                    John J. Neuhauser
----------------------------------   -----------------------------------------
Douglas A. Hacker                    John J. Neuhauser


Janet Langford Kelly                 Joseph R. Palombo
----------------------------------   -----------------------------------------
Janet Langford Kelly                 Joseph R. Palombo


Richard W. Lowry                     Thomas E. Stitzel
----------------------------------   -----------------------------------------
Richard W. Lowry                     Thomas E. Stitzel


William E. Mayer                     Thomas C. Theobald
----------------------------------   -----------------------------------------
William E. Mayer                     Thomas C. Theobald


Charles R. Nelson                    Anne-Lee Verville
----------------------------------   -----------------------------------------
Charles R. Nelson                    Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named
Trustees and executed an Amendment to the Amended and Restated Agreement and Declaration of Trust of
Liberty-Stein Roe Institutional Floating Rate Income
Fund as their free act and deed, before me, this October 13, 2003.


Erika L. Nager


Notary Public



My Commission Expires:  6/14/2007